Exhibit 99.1

WILLIAM LYON HOMES REPORTS SECOND QUARTER 2013 RESULTS

NEWPORT BEACH, CA—August 8, 2013— William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2013 second quarter ended June 30, 2013.

2013 Second Quarter Highlights (Comparison to 2012 Second Quarter)

•	Net income available to common stockholders of $6.9 million, or $0.29 per diluted share

•	Home sales revenue of $120.6 million, up 122%

•	Homebuilding gross margin of $24.0 million, up 194%

•	Homebuilding gross margin percentage of 19.9%, up 480 basis points

•	Adjusted homebuilding gross margin percentage of 27.0%, up 450 basis points

•	New home deliveries of 345 homes, up 49%

•	Average sales price (ASP) of new homes delivered of $349,700, up 49%

•	Net new home orders of 360, up 19%

•	Average sales locations of 24, up 26%

•	Backlog of homes sold but not closed of 511, up 27%

•	Dollar amount of backlog of homes sold but not closed of $206.8 million, up 96%

•	Lots owned and controlled at end of period of 13,861, up 19%

•	Adjusted EBITDA of $18.9 million, an increase of 62%

•	Completed IPO (10,005,000 shares of common stock at $25 per share); listed on the NYSE

•	Closed a new $100 million revolving credit facility on August 7, 2013

“We achieved some significant milestones in the second quarter of 2013, including completing a successful IPO, generating positive net income in our initial quarter as a public company and delivering our sixth consecutive quarter of year over year growth in deliveries, orders and backlog,” said William H. Lyon, Chief Executive Officer. “During the quarter, we experienced strong demand, as evidenced by continued price increases and a healthy sales pace per community. Looking ahead, we are well positioned with a strong balance sheet and an attractive land position in our markets to capitalize on new growth opportunities. We look forward to continuing to build upon our market leadership position and focus on delivering an unparalleled customer experience to drive growth and returns for our shareholders.”

Operating Results

William Lyon Homes reported improved operating results for the second quarter ended June 30, 2013, as compared to the year-ago period. Net income available to common stockholders was

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$6.9 million, or $0.29 per diluted share in the second quarter of 2013, compared to net loss available to common stockholders of $2.5 million, or $0.23 per share in the year-ago quarter. Home sales revenue increased 122% to $120.6 million for the quarter, as compared to $54.3 million in the year-ago period. The increase in home sales revenue was due to a 49% increase in deliveries coupled with a 49% increase in the average sales price of homes delivered versus the year-ago period, which includes the addition of the Colorado division.

The increase in second quarter deliveries was driven by a 50% increase in the number of homes in backlog at the beginning of the quarter compared to the year-ago period and a backlog conversion rate of 69%. On a same store basis, which represents projects that were open during the comparable periods, average sales prices increased 21% from $278,500 in the second quarter of 2012 to $337,300 in the second quarter of 2013.

Net new home orders for the second quarter ended June 30, 2013 were 360, up 19%, from 302 in the year-ago quarter. The number of net new home orders was enhanced by a weekly sales rate of 1.2 per community, and an overall cancellation rate of 17%.

Homebuilding gross margins were 19.9% during the second quarter of 2013, up 480 basis points over the year-ago period. Adjusted homebuilding gross margins were 27.0% during the second quarter of 2013, as compared to 22.5% in the year-ago period. Adjusted homebuilding gross margins increased by 380 basis points from the first quarter of 2013.

As of June 30, 2013, backlog units totaled 511, a 27% increase compared to 403 units as of June 30, 2012. In addition, the dollar value of homes in backlog climbed to $206.8 million, a 96% increase over $105.7 million as of June 30, 2012.

Operating income improved to $10.3 million during the second quarter of 2013 from $1.6 million in the year-ago period. Adjusted EBITDA improved by 62% to $18.9 million during the second quarter of 2013 compared to adjusted EBITDA of $11.7 million in the year-ago period.

Matthew Zaist, President and Chief Operating Officer commented, “We are pleased with our continued momentum in revenue and profitability and our overall operating performance for the quarter. Our same store average sales price was up 21% from last year’s second quarter and 7% from the first quarter of 2013. Our ASP in backlog continues to grow and stands at $404,600 at the end of the quarter. Finally, increased volume and pricing resulted in higher profitability, which is a testament to our disciplined operating strategy and the hard work of our entire organization.”

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Balance Sheet Update

On May 21, 2013, William Lyon Homes completed its initial public offering (“IPO”), and full exercise of the underwriter’s over-allotment option, issuing 10,005,000 shares of common stock (7,177,500 shares by the Company and 2,827,500 by a selling stockholder) at $25 per share for net proceeds to the Company of approximately $164.0 million. After the close of the IPO, the company had approximately 27.6 million Class A common shares and approximately 3.8 million Class B common shares outstanding.

At quarter end, cash, cash equivalents and restricted cash totaled $207.3 million and total debt was $376.6 million, as compared to cash, cash equivalents and restricted cash of $71.9 million and total debt of $338.3 at December 31, 2012. Net debt to total book capitalization was 33.7% at June 30, 2013, as compared to 65.0% at December 31, 2012.

On August 7, 2013, the Company entered into a $100 million, three year revolving credit facility with a banking syndicate, which has an accordion feature under which the Company may increase the total commitment to a maximum aggregate amount of $125 million, subject to certain conditions. The facility improves the Company’s liquidity and access to working capital.

Conference Call

William Lyon Homes will host a conference call to discuss these results today, Thursday, August 8, 2013, at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (866) 804-6929 or (857) 350-1675, passcode # 48461466, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through September 5, 2013 by dialing (888) 286-8010 or (617) 801-6888, passcode #49626672. A webcast replay of the call will also be available on the Company’s website approximately two hours after broadcast.

About William Lyon Homes

Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada and Colorado. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver and Fort Collins. The Company has a distinguished legacy of more than 55 years of homebuilding operations, over which time it has sold in excess of 75,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand.

Financial data included herein includes Colorado operations from December 7, 2012 (date of acquisition) through June 30, 2013. There were no operations in the Company’s Colorado division for

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the three or six months ended June 30, 2012; therefore, period-over-period comparisons for Colorado are not meaningful (“N/M”) as indicated in the comparative tables in the schedules attached to this release.

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others, changes in general economic conditions and in the markets in which the Company competes, terrorism or hostilities involving the United States, changes in mortgage and other interest rates, changes in prices of homebuilding materials, weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, the availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development, as well as the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

As a result of the consummation of the Prepackaged Joint Plan of Reorganization on February 25, 2012, the Company adopted Fresh Start Accounting in accordance with Accounting Standards Codification No. 852, Reorganizations. Accordingly, the financial statement information prior to February 25, 2012 is not comparable with the financial statement information for periods on and after February 25, 2012. Any reference hereinafter to the “Successor” reflects the operations of the Company post-emergence from February 25, 2012 through June 30, 2012 and any reference to the “Predecessor” refers to the operations of the Company pre-emergence prior to February 25, 2012. Any reference to the “Combined Total” reflects the operations of the Company in both the Predecessor and Successor periods.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 478-2700 ext. 29

WLH@finprofiles.com

Lisa Mueller

Financial Profiles, Inc.

(310) 478-2700 ext. 21

WLH@finprofiles.com

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William Lyon Homes

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended June 30,
	2013	2012
	Consolidated Total	Consolidated Total	Percentage % Change
Selected Financial Information
(dollars in thousands)
Homes closed	345	231	49%

Home sales revenue	$120,648	$54,251	122%
Cost of sales (excluding interest)	(88,119)	(42,063)	109%

Adjusted homebuilding gross margin (1)	$32,529	$12,188	167%

Adjusted homebuilding gross margin percentage (1)	27.0%	22.5%	20%

Interest in cost of sales	(8,528)	(4,022)	112%

Gross margin	$24,001	$8,166	194%

Gross margin percentage	19.9%	15.1%	32%

Number of homes closed
Southern California	77	49	57%
Northern California	22	29	(24%)
Arizona	124	119	4%
Nevada	72	34	112%
Colorado	50	—	N/M

Total	345	231	49%

Average sales price of homes closed
Southern California	$573,000	$392,100	46%
Northern California	346,800	351,000	(1%)
Arizona	244,400	148,600	64%
Nevada	246,400	210,900	17%
Colorado	417,100	—	N/M

Total	$349,700	$234,800	49%

Number of net new home orders
Southern California	104	65	60%
Northern California	24	52	(54%)
Arizona	137	120	14%
Nevada	64	65	(2%)
Colorado	31	—	N/M

Total	360	302	19%

Average number of sales locations during period
Southern California	6	6	0%
Northern California	2	4	(50%)
Arizona	6	3	100%
Nevada	5	6	(17%)
Colorado	5	—	N/M

Total	24	19	26%

(1)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

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William Lyon Homes

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of June 30,
	2013	2012
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
Southern California	105	98	7%
Northern California	52	79	(34%)
Arizona	177	147	20%
Nevada	114	79	44%
Colorado	63	—	N/M

Total	511	403	27%

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$78,541	$43,121	82%
Northern California	20,644	23,011	(10%)
Arizona	46,461	24,808	87%
Nevada	35,302	14,791	139%
Colorado	25,809	—	N/M

Total	$206,757	$105,731	96%

Lots owned and controlled at end of period
Lots owned
Southern California	1,161	1,021	14%
Northern California	368	411	(10%)
Arizona	5,820	6,371	(9%)
Nevada	2,771	3,014	(8%)
Colorado	456	—	N/M

Total	10,576	10,817	(2%)

Lots controlled
Southern California	525	277	90%
Northern California	689	562	23%
Arizona	1,616	—	100%
Nevada	192	—	100%
Colorado	263	—	N/M

Total	3,285	839	292%

Total lots owned and controlled
Southern California	1,686	1,298	30%
Northern California	1,057	973	9%
Arizona	7,436	6,371	17%
Nevada	2,963	3,014	(2%)
Colorado	719	—	N/M

Total	13,861	11,656	19%

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WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Six Months Ended June 30,
	2013	2012
	Consolidated Total	Combined Total	Percentage % Change
Selected Financial Information
(dollars in thousands)
Homes closed	613	359	71%

Home sales revenue	$197,082	$86,047	129%
Cost of sales (excluding interest)	(146,815)	(67,232)	118%

Adjusted homebuilding gross margin (1)	$50,267	$18,815	167%

Adjusted homebuilding gross margin percentage (1)	25.5%	21.9%	17%

Interest in cost of sales	(13,160)	(6,509)	102%
Gross margin	37,107	12,306	202%

Gross margin percentage	18.8%	14.3%	32%

Number of homes closed
Southern California	99	72	38%
Northern California	53	53	0%
Arizona	224	171	31%
Nevada	138	63	119%
Colorado	99	—	N/M

Total	613	359	71%

Average sales price
Southern California	$548,200	$421,600	30%
Northern California	333,000	320,100	4%
Arizona	231,800	150,800	54%
Nevada	235,500	205,300	15%
Colorado	411,500	—	N/M

Total	$321,500	$239,700	34%

Number of net new home orders
Southern California	172	148	16%
Northern California	77	107	(28%)
Arizona	230	243	(5%)
Nevada	162	125	30%
Colorado	80	—	N/M

Total	721	623	16%

Average number of sales locations during period
Southern California	5	7	(29%)
Northern California	2	4	(50%)
Arizona	6	2	200%
Nevada	5	6	(17%)
Colorado	5	—	N/M

Total	23	19	21%

(1)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

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William Lyon Homes

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor
	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012
Operating revenue
Home sales	$120,648	$54,251
Lots, land and other sales	3,248	90,800
Construction services	7,542	6,233

	131,438	151,284

Operating costs
Cost of sales — homes	(96,647)	(46,085)
Cost of sales — lots, land and other	(2,838)	(85,187)
Construction services	(5,299)	(5,755)
Sales and marketing	(6,135)	(3,570)
General and administrative	(9,292)	(6,272)
Amortization of intangible assets	(360)	(1,992)
Other	(566)	(858)

	(121,137)	(149,719)

Operating income	10,301	1,565
Interest expense, net of amounts capitalized	(1,267)	(3,122)
Other income, net	56	1,329

Income (loss) before reorganization items	9,090	(228)
Reorganization items, net	—	(829)

Income (loss) before provision for income taxes	9,090	(1,057)
Provision for income taxes	(10)	—

Net income (loss)	9,080	(1,057)
Less: Net income attributable to noncontrolling interest	(1,686)	(743)

Net income (loss) attributable to William Lyon Homes	7,394	(1,800)
Preferred stock dividends	(544)	(751)

Net income (loss) available to common stockholders	$6,850	$(2,551)

Income (loss) per common share:
Basic	$0.31	$(0.23)
Diluted	$0.29	$(0.23)
Weighted average common shares outstanding:
Basic	22,103,841	11,236,102
Diluted	23,309,419	11,236,102

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WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Successor		Predecessor
	Six Months Ended June 30, 2013	Period from February 25 through June 30, 2012	Period from January 1 through February 24, 2012
Operating revenue
Home sales	$197,082	$69,360	$16,687
Lots, land and other sales	3,248	90,800	—
Construction services	11,961	9,428	8,883

	212,291	169,588	25,570

Operating costs
Cost of sales — homes	(159,975)	(59,143)	(14,598)
Cost of sales — lots, land and other	(2,838)	(85,192)	—
Construction services	(9,337)	(8,651)	(8,223)
Sales and marketing	(10,803)	(4,663)	(1,944)
General and administrative	(17,816)	(8,485)	(3,302)
Amortization of intangible assets	(982)	(3,394)	—
Other	(1,051)	(1,457)	(187)

	(202,802)	(170,985)	(28,254)

Operating income (loss)	9,489	(1,397)	(2,684)
Interest expense, net of amounts capitalized	(2,551)	(4,836)	(2,507)
Other income, net	143	1,376	230

Income (loss) before reorganization items	7,081	(4,857)	(4,961)
Reorganization items, net	(464)	(1,182)	233,458

Income (loss) before provision for income taxes	6,617	(6,039)	228,497
Provision for income taxes	(10)	—	—

Net income (loss)	6,607	(6,039)	228,497
Less: Net income attributable to noncontrolling interest	(1,761)	(820)	(114)

Net income (loss) attributable to William Lyon Homes	4,846	(6,859)	228,383
Preferred stock dividends	(1,528)	(1,043)	—

Net income (loss) available to common stockholders	$3,318	$(7,902)	$228,383

Income (loss) per common share:
Basic	$0.18	$(0.70)	$228,383
Diluted	$0.17	$(0.70)	$228,383
Weighted average common shares outstanding:
Basic	18,297,264	11,224,774	1,000
Diluted	19,159,912	11,224,774	1,000

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WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

(unaudited)

	Successor
	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$206,417	$71,075
Restricted cash	853	853
Receivables	29,371	14,789
Real estate inventories
Owned	506,773	421,630
Not owned	31,161	39,029
Deferred loan costs, net	6,926	7,036
Goodwill	14,209	14,209
Intangibles, net of accumulated amortization of $6,739 as of June 30, 2013 and $5,757 as of December 31, 2012	3,638	4,620
Other assets, net	7,327	7,906

Total assets	$806,675	$581,147

LIABILITIES AND EQUITY
Accounts payable	$21,613	$18,735
Accrued expenses	44,011	41,770
Liabilities from inventories not owned	31,161	39,029
Notes payable	51,631	13,248
8 1/2% Senior Notes due November 15, 2020	325,000	325,000

	473,416	437,782

Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible preferred stock, par value $0.01 per share; zero and 9,696,970 shares authorized; zero and 9,334,030 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	71,246
Equity:
William Lyon Homes stockholders’ equity
Common stock, Class A, par value $0.01 per share; 150,000,000 and 41,212,121 shares authorized; 27,623,629 and 8,499,558 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	276	85
Common stock, Class B, par value $0.01 per share; 30,000,000 and 6,060,606 shares authorized; 3,813,884 shares issued and outstanding at June 30, 2013 and December 31, 2012	38	38
Common stock, Class C, par value $0.01 per share; zero and 14,545,455 shares authorized; zero and 1,941,859 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	20
Common stock, Class D, par value $0.01 per share; zero and 3,636,364 shares authorized; zero and 302,945 shares outstanding at June 30, 2013 and December 31, 2012, respectively	—	3
Additional paid-in capital	309,634	74,168
Accumulated deficit	(8,284)	(11,602)

Total William Lyon Homes stockholders’ equity	301,664	62,712
Noncontrolling interest	31,595	9,407

Total equity	333,259	72,119

Total liabilities and equity	$806,675	$581,147

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William Lyon Homes

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Successor				Predecessor
	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Period from February 25 through June 30, 2012	Period from January 1 through February 24, 2012
Net income (loss) attributable to William Lyon Homes	$7,394	$(1,800)	$4,846	$(6,859)	$228,383
Net cash (used in) provided by operating activities	$(56,235)	$49,310	$(66,695)	$45,014	$(17,321)
Interest incurred	$7,849	$9,373	$15,000	$13,607	$7,145
Adjusted EBITDA (1)	$18,932	$11,681	$23,525	$10,953	$(8,435)
Adjusted EBITDA Margin	14.4%	7.7%	11.1%	6.5%	(33.0%)
Ratio of adjusted EBITDA to interest incurred	2.41	1.25	1.57	0.80	(1.18)

Balance Sheet Data
	Successor
	June 30, 2013	December 31, 2012
Cash, cash equivalents and restricted cash	$207,270	$71,928
Redeemable convertible preferred stock	—	71,246
Total William Lyon Homes stockholders’ equity	301,664	62,712
Noncontrolling interest	31,595	9,407
Total debt	376,631	338,248

Total book capitalization	$709,890	$481,613

Ratio of debt to total book capitalization	53.1%	70.2%
Ratio of debt to total book capitalization (net of cash)	33.7%	65.0%

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(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) loss on sale of fixed asset, (v) gain on retirement of debt, (vi) depreciation and amortization, (vii) stock based compensation expense and (viii) non-cash reorganization items. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with accounting principles generally accepted in the United States. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income (loss), cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income (loss) attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

	Successor				Predecessor
	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Period from February 25 through June 30, 2012	Period from January 1 through February 24, 2012
Net income (loss) attributable to William Lyon Homes	$7,394	$(1,800)	$4,846	$(6,859)	$228,383
Provision for income taxes	10	—	10	—	—
Interest expense
Interest incurred	7,849	9,373	15,000	13,607	7,145
Interest capitalized	(6,582)	(6,251)	(12,449)	(8,771)	(4,638)
Amortization of capitalized interest included in cost of sales	8,528	9,085	13,160	10,212	1,360
Stock based compensation	1,016	—	1,327	—	—
Loss on sale of fixed asset	4	—	4	—	—
Gain on retirement of debt	—	(975)	—	(975)	—
Non-cash reorganization items	—	—	—	—	(241,271)
Depreciation and amortization	713	2,249	1,627	3,739	586

Adjusted EBITDA	$18,932	$11,681	$23,525	$10,953	$(8,435)